UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St. 4th Floor
Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2023, Myomo, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue, and deliver to Investors, in a registered public offering (the “Offering”) (i) 13,169,074 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (each a “Share” and collectively the “Shares”); and (ii) pre-funded warrants in lieu of shares of Common Stock (the “Pre-Funded Warrants”) to purchase 6,830,926 shares of Common Stock. Under the terms of the Purchase Agreement, the Company has agreed to sell its Common Stock at $0.325 per Share or a Pre-Funded Warrant at $0.3249 per warrant.

A.G.P./Alliance Global Partners is acting as the sole placement agent (the “Placement Agent”), on a “reasonable best efforts” basis, in connection with the Offering. The Shares and Pre-Funded Warrants actually sold and the Shares issuable upon the exercise of the Pre-Funded Warrants are being offered and sold under the Company’s Registration Statement on Form S-1, as amended (File No. 333-268705), initially filed by the Company with the Securities and Exchange Commission (“SEC”) on December 7, 2022 and was declared effective on Januaryy 11, 2023, as well as an automatically effective registration statement on Form S-1 (File No. 333-269189) filed with the SEC pursuant to Rule 462(b) on January 11, 2023.

The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, for a period of ninety (90) days from the closing date of the Offering, the Company (and its subsidiaries) agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s Common Stock or common stock equivalents (other than certain exempt issuances); or (ii) to file any registration statement or amendment or supplement thereto, other than the prospectus supplements or filing a registration statement on Form S-8 in connection with an employee benefit plan of the Company. Furthermore, for a period of twelve (12) months from the closing date of the Offering, the Company (and its subsidiaries) shall be prohibited from (i) effecting or entering into certain agreements for the issuance of Common Stock or common stock equivalents (or a combination thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreement, including any issuance pursuant to that certain common stock purchase agreement by and between the Company and Keystone Capital, LLC dated August 2, 2022, and (ii) reducing the exercise price of any common stock equivalent, including the warrants issued in its February 2019 public offering and February 2020 public offering.

Pursuant to the Purchase Agreement, effective on or after the closing of the Offering, subject to review and approval by the Company’s board of directors and its nominating and corporate governance committee, the terms of the Company’s certificate of incorporation and bylaws and compliance with applicable law or regulation or the rules and criteria, the Company agreed to appoint one individual selected by AIGH Capital Management LLC (“AIGH”), one of the Investors participating in the Offering, to the Company’s board of directors initially as a Class II director (which class’s current term ends at the its annual meeting of stockholders to be held in 2025), so long as AIGH collectively owns at least 4,000,000 shares of Common Stock, including the shares underlying the Pre-Funded Warrants.

A holder (together with its affiliates) will not be able to exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder may increase or decrease the amount of ownership of outstanding shares of Common Stock up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities Exchange Act of 1934, as amended, provided that any increase shall not be effective until 61 days following notice to us.

The closing of the Offering is expected to occur on January 17, 2023, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Company is expected to receive gross proceeds of $6.5 million in connection with the Offering before deducting Placement Agent fees and other offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Company also entered into a Placement Agency Agreement, dated January 11, 2023, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will receive an aggregate cash fee of 7% of the aggregate gross proceeds of the Offering, a non-accountable expense allowance of $10,000 and an accountable expenses of up to $50,000 related to the legal fees.

The foregoing summaries of the Pre-Funded Warrants, Purchase Agreement and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant.
10.1	Form of Securities Purchase Agreement by and between Myomo, Inc. and the investors identified on the signatures thereto dated January 11, 2023.
10.2	Placement Agency Agreement by and between Myomo, Inc. and AGP/ Alliance Global Partners dated January 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myomo, Inc.

Date:	January 13, 2023	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer